                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                  FORM 8-K/A
                              (Amendment  No. 1)

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 31, 1997
                                                       -----------------

                             INFOCURE CORPORATION
                             --------------------
              (exact name of registrant as specified in chapter)



         Delaware                     001-12799             58-2271614
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission           (IRS Employer
     of Incorporation)                File Number)       Identification No.)


1765 The Exchange, Suite 450, Atlanta, GA                      30339
-------------------------------------------------------------------------------
(Address of principal executive office)                      (zip code)


Registrant's telephone number, including area code:    770-221-9990
                                                       ------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         (a)  Financial Statements of Business Acquired.
         December 31, 1996 and 1995 Audited Financial Statements of Software Manufacturing Group, Inc. are attached hereto.

         November 30, 1997 Unaudited Financial Statements of OPMS (formerly Software Manufacturing Group, Inc.) a division of HALIS, Inc. are attached hereto.

         (b)  Pro Forma Financial Information.
         Infocure Corporation Pro Forma Condensed Consolidated Financial Statements (Unaudited) are attached hereto.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          INFOCURE CORPORATION
                                          (Registrant)



Date:  March 16, 1998                by:  /s/ Frederick L. Fine
                                          --------------------------------
                                          Frederick L. Fine
                                          Chief Executive Officer, President

                         INDEX TO FINANCIAL STATEMENTS
                              InfoCure Corporation
                                   Form 8-K/A



December 31, 1996 and 1995 Audited Financial Statements of Software Manufacturing Group, Inc.
--------------------------------------------------------------------------------

Report of Independent Certified Public Accountants ......................... F-2

Balance Sheet .............................................................. F-3

Statements of Operations ................................................... F-4

Statements of Changes in Stockholders' Deficit ............................. F-5

Statements of Cash Flows ................................................... F-6

Notes to Financial Statements .............................................. F-7


November 30, 1997 Unaudited Financial Statements of OPMS (formerly Software Manufacturing Group, Inc.) a division of HALIS, Inc.
--------------------------------------------------------------------------------

Balance Sheet ............................................................. F-15

Statements of Operations .................................................. F-16

Statements of Cash Flows .................................................. F-17

Notes to Financial Statements ............................................. F-18


InfoCure Corporation Pro Forma Condensed Consolidated Financial Statements (Unaudited)
--------------------------------------------------------------------------------

Pro Forma Condensed Consolidated Balance Sheet ............................ F-19

Pro Forma Condensed Consolidated Statements of Operations
     For the year ended January 31, 1997 .................................. F-20
     For the nine months ended October 31, 1997............................ F-21

Notes to Pro Forma Condensed Consolidated Financial Statements............. F-22

Report of Independent Certified Public Accountant



To the Board of Directors
Software Manufacturing  Group, Inc.


We have audited the accompanying balance sheet of Software Manufacturing Group, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Manufacturing Group, Inc. at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.



Habif, Arogeti & Wynne, P.C.
Atlanta, Georgia
March 5, 1997

                      Software Manufacturing Group, Inc.
                                 Balance Sheet
                               December 31, 1996

                                   ASSETS
                                   ------

Current assets
--------------
   Cash and cash equivalents..................................................$    97,784
   Receivables, less allowance for doubtful
    accounts of $15,052.......................................................    272,071
   Prepaid expenses...........................................................     13,297
                                                                              -----------
         Total current assets...............................................      383,152
                                                                              -----------

Property and equipment, at cost
-------------------------------
   Computer equipment.........................................................    391,789
   Office furniture and equipment.............................................    151,970
                                                                              -----------
                                                                                  543,759
   Less accumulated depreciation..............................................   (392,251)
                                                                              -----------
                                                                                  151,508
                                                                              -----------

Other assets
------------
   Deposits...................................................................      7,267
   Capitalized software development costs,
    net of accumulated amortization of $27,782................................    138,810
   Other......................................................................      1,150
                                                                              -----------
                                                                                  147,227
                                                                              -----------
                                                                              $   681,887
                                                                              ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
-------------------
   Line-of-credit payable................................................... $   200,000
   Current portion of long-term debt........................................      70,694
   Current portion of capital lease obligations.............................      16,248
   Note payable - related party.............................................     260,000
   Accounts payable.........................................................     153,803
   Accrued expenses.........................................................     118,512
   Deferred revenue.........................................................     506,591
   Customer deposits and prepayments........................................     124,355
                                                                            ------------
     Total current liabilities..............................................   1,450,203
                                                                            ------------

Long-term liabilities
---------------------
   Long-term debt, less current portion.....................................     266,535
   Capital lease obligations, less current portion..........................      35,185
                                                                              -----------
                                                                                 301,720
                                                                            ------------

Stockholders' deficit
---------------------
   Common stock, $1.00 par value,
       100,000 shares authorized; 4,000 shares
       issued and outstanding...............................................       4,000
   Additional paid-in capital...............................................       9,250
   Accumulated deficit......................................................  (1,083,286)
                                                                            ------------
                                                                              (1,070,036)
                                                                            ------------
                                                                            $    681,887
                                                                            ============

                See accompanying notes to financial statements.

                      Software Manufacturing Group, Inc.
                           Statements of Operations
                       For the Years Ended December 31,



                                                                        1996                  1995
                                                                -----------------     -----------------

System sales and services.......................................  $     2,923,629       $     3,461,832
                                                                -----------------     -----------------

Costs and expenses
------------------
   Cost of sales................................................        1,102,388             1,262,409
   Selling, general and administrative..........................        2,108,094             2,198,804
   Research and development.....................................          312,430               211,342
                                                                -----------------     -----------------

                                                                        3,522,912             3,672,555
                                                                -----------------     -----------------

       Operating loss...........................................         (599,283)             (210,723)
                                                                -----------------     -----------------

Other income (expense)
----------------------
   Miscellaneous income.........................................           53,999                63,887
   Interest income..............................................              731                 1,268
   Interest expense.............................................          (83,360)              (20,729)
   Loss on disposal of property and equipment...................          (77,468)              (14,050)

                                                                         (106,098)               30,376
                                                                -----------------     -----------------

Net loss........................................................  $      (705,381)      $      (180,347)
                                                                =================     =================



                See accompanying notes to financial statements.

                      Software Manufacturing Group, Inc.
                Statements of Changes in Stockholders' Deficit
                For the Years Ended December 31, 1996 and 1995




                                                          Additional
                                        Common             Paid-In            Accumulated
                                        Stock              Capital              Deficit               Total
                                  ----------------    ----------------    ----------------     ----------------

Balances, December 31, 1994                 $4,000              $9,250         $  (197,558)         $  (184,308)


Net loss                                         -                   -            (180,347)            (180,347)
                                  ----------------    ----------------    ----------------     ----------------


Balances, December 31, 1995                  4,000               9,250            (377,905)            (364,655)


Net loss                                         -                   -            (705,381)            (705,381)
                                  ----------------    ----------------    ----------------     ----------------


Balances, December 31, 1996                 $4,000              $9,250         $(1,083,286)         $(1,070,036)
                                  ================    ================    ================     ================



                See accompanying notes to financial statements.

                      Software Manufacturing Group, Inc.
                           Statements of Cash Flows
                       For the Years Ended December 31,

                                                                               1996                    1995
                                                                      -------------------     -------------------

Cash flows from operating activities
------------------------------------
 Net loss.............................................................          $(705,381)              $(180,347)
                                                                      -------------------     -------------------
 Adjustments to reconcile net loss to net cash
  used by operating activities
   Depreciation and amortization......................................            130,071                  93,722
   Loss on sale of property and equipment.............................             77,468                  14,050
   Bad debt...........................................................             12,000                       -
   Inventory reserve..................................................             20,000                       -
   Changes in assets and liabilities
     Decrease (increase) in receivables...............................             56,220                 (16,399)
     Decrease (increase) in inventory.................................            143,087                 (58,780)
     Increase in prepaid expenses.....................................             (3,663)                 (9,634)
     Decrease (increase) in deposits..................................              1,355                  (1,712)
     Increase in other assets.........................................                  -                  (4,504)
     Increase (decrease) in accounts payable..........................            (62,377)                 85,201
     Increase (decrease) in accrued expenses..........................              4,320                 (38,395)
     Increase (decrease) in deferred revenue..........................            (46,404)                 73,127
     Increase (decrease) in customer deposits.........................            102,794                  (9,498)
                                                                      -------------------     -------------------
      Total adjustments...............................................            434,871                 127,178
                                                                      -------------------     -------------------
       Net cash used by operating activities..........................           (270,510)                (53,169)
                                                                      -------------------     -------------------

Cash flows from investing activities
------------------------------------
 Purchase of property and equipment...................................            (82,157)               (192,592)
 Proceeds from sale of equipment and furniture........................             13,395                       -
 Increase in software development costs...............................            (47,849)               (118,723)
                                                                      -------------------     -------------------
  Net cash used by investing activities...............................           (116,611)               (311,315)
                                                                      -------------------     -------------------

Cash flows from financing activities
------------------------------------
 Proceeds from note payable - related party...........................            205,000                 100,000
 Payments on notes payable - related party............................            (45,000)                      -
 Proceeds from issuance of long-term debt.............................              7,923                 445,680
 Principal payments on long-term debt.................................            (70,604)               (151,995)
 Proceeds from line-of-credit.........................................            200,000                  75,679
 Principal payments on line-of-credit.................................                  -                 (75,679)
 Principal payments on capital lease obligations......................            (15,097)                 (5,790)
                                                                      -------------------     -------------------
  Net cash provided by financing activities...........................            282,132                 387,895
                                                                      -------------------     -------------------

Net increase (decrease) in cash and cash equivalents..................           (104,989)                 23,411

Cash and cash equivalents, beginning of year..........................            202,773                 179,362
                                                                      -------------------------------------------

Cash and cash equivalents, end of year................................          $  97,784               $ 202,773
                                                                      ===================     ===================

NONCASH INVESTING ACTIVITIES

In 1995, capital lease obligations of $72,320 were incurred when the Company entered into a lease for new equipment.

                 See accompanying notes to financial statements

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995


A.  Summary of                   Nature of Operations
    Significant
    Accounting                   Software Manufacturing Group, Inc., a Georgia corporation,
    Policies                     develops, licenses, and supports computer software for use by othodontic practices within North America.  The Company also provides training for the software and offers service contracts which include technical telephone support and software updates.


                                 Revenue Recognition

                                 Revenue consists primarily of licensing fees, sales of related computer hardware, and post contract customer support.  The
                                 Company accounts for such revenue in accordance with the
                                 American Institute of Certified Public Accountants' (AICPA)
                                 Statement of Position 91-1, Software Revenue Recognition, as
                                 follows:

                                 License revenue             - Revenue from the sale of software
                                                               licenses is recognized after
                                                               shipment of the product and
                                                               fulfillment of acceptance terms,
                                                               provided no significant
                                                               obligations remain and collection
                                                               of resulting receivable is deemed
                                                               probable.

                                 Support contract            - Ratably over the life of the
                                                               contract from the effective date.

                                 Installation, training and
                                 education                   - When the services are provided.



                                 Hardware                    - Upon shipment of computer
                                                               equipment to the customer,
                                                               provided no significant
                                                               obligations remain and collection
                                                               of resulting receivable is deemed
                                                               probable.

                                 Cash and Cash Equivalents

                                 The Company classifies all highly liquid instruments with
                                 maturities of ninety days or less as cash equivalents.

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995


A.  Summary of                   Property and Equipment
    Significant
    Accounting                   Property and equipment is carried at cost. Expenditures for
    Policies (continued)         maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated  from the accounts, and any resulting gain or loss is included in operations.

                                 Depreciation is provided using the straight-line method based on the estimated useful lives of the assets which are as
                                 follows:

                                 Computer equipment                                       5 years
                                 Office furniture and equipment                         5-7 years

                                 Software Development Costs

                                 In accordance with Statement of Financial Accounting Standards
                                 No. 86, Accounting for the Costs of Computer Software to be
                                 Sold, Leased, or Otherwise Marketed, research and development costs incurred prior to the attainment of technological and marketing feasibility of products are charged to operations.
                                 Thereafter, the Company capitalizes the direct costs and
                                 associated allocated overhead incurred in the development of products, until the point of market release of such products, wherein costs incurred are again charged to operations.

                                 Capitalized costs are amortized over a period of five years, the estimated product life, on a straight line basis, and
                                 amortization commenced when the product became available for market release.  Unamortized costs are carried at the lower of book value or net realizable value.

                                 Income Taxes

                                 The Company had elected to be treated as an S corporation
                                 pursuant to the Internal Revenue Code for federal and state income tax purposes.  The income of an S corporation is taxable and distributable to the individual stockholders of a
                                 corporation without further tax consequences to the Company.
                                 As discussed further in Note C, the Company ceased to be an S corporation subsequent to year end upon consummation of a
                                 merger with another company.

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995


A.  Summary of                   Use of Estimates
    Significant
    Accounting                   The preparation of financial statements in conformity with generally
    Policies (continued)         accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures including the allowance for doubtful accounts, inventory reserve, useful lives and recoverability of long term assets. Actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.



B.  Software Development
    Costs                       Years ended December 31,                1 9 9 6                  1 9 9 5
                                                                ----------------     --------------------

                                 Balances, beginning of year            $118,723                $     -0-
                                 Amounts capitalized                      47,849                  118,723
                                 Amortization                            (27,762)                     -0-
                                                                ----------------     --------------------
                                 Balances, end of year                  $138,810                $ 118,723
                                                                ================     ====================

                                 Research and development costs
                                 incurred                               $360,279                $ 330,065


                                 Less amounts capitalized                (47,849)                (118,723)
                                                                ----------------     --------------------

                                 Research and development
                                 charged to expense                     $312,430                $ 211,342
                                                                ================     ====================

                                 No amortization of capitalized research and development costs was provided during 1995 as market release of the product did not occur until February 1996.


C.  Subsequent Event             Merger Agreement

                                 On January 24, 1997, the shareholders of the Company effected a merger with HALIS, Inc. (HALIS) whereby the Company was merged into a subsidiary of HALIS in a transaction accounted for as a purchase by
                                 HALIS. It is the opinion of management and legal counsel that this transaction qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995

C.  Subsequent Event             Merger Agreement (continued)

                                 All 4,000 issued and outstanding shares were exchanged by the shareholders in consideration for 3,072,000 of HALIS's shares.
                                 Additionally, contingent merger consideration may be paid in the form of HALIS common stock, based upon certain, specified
                                 operating results for the year ended December 31, 1997.

                                 The merger agreement included an employment agreement included an employment agreement with the president of the Company which expires in January 1999 and provides for a base salary of
                                 $192,000 plus certain variable incentive compensation.

                                 As a subsidiary of HALIS, a publicly traded company, the Company will no longer be treated as an S corporation for income tax purposes.

                                 The Company issued its stock in payment of the Company's $260,000 liability to a majority shareholder (Note J) upon closing.

                                 Other

                                 Two shareholders of the Company personally assumed the amounts due under the long-term debt and line-of-credit to Fidelity
                                 National Bank in January 1997.  Both instruments were paid in full and closed in February 1997.  The balances at December 31,
                                 1996 of the long-term debt and line-of-credit were $337,229 and
                                 $200,000, respectively.


D.  Receivables                  Receivables as of December 31, 1996 consist of the following:


                                 Trade                                                     $266,156
                                 Other                                                       20,967
                                                                                  -----------------
                                                                                            287,123
                                 Allowance for doubtful accounts                           (15,052)
                                                                                  -----------------

                                                                                           $272,071
                                                                                  =================

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995

E.  Long-Term Debt               The Company has the following note payable:

                                 Fidelity National Bank- Secured note payable in the original amount of $400,000, at prime plus 2% per annum, with monthly payments in the amount of $8,500 which include interest.  The note was originally due December 28, 2000.  Fidelity National Bank has a
                                 blanket lien on the assets of the Company.
                                 Maturities of the note payable as of December 31, 1996 are as follows:

                                 December 31,                                             Amount
                                 ---------------------------------                  -----------------

                                 1997.............................                           $ 70,694
                                 1998.............................                             78,290
                                 1999.............................                             86,703
                                 2000.............................                            101,542
                                                                                    -----------------

                                                                                             $337,229
                                                                                    =================

                                 As discussed in Note C, this note was paid in full subsequent to year end.

F.  Line-of-Credit               The Company has a $200,000 revolving line-of-credit with Fidelity
                                 National Bank, of which $200,000 was owed at December 31, 1996.
                                 Bank advances on the credit line are payable on demand and carry an interest rate of prime plus 2% per annum.  The credit line is secured by substantially all corporate assets.  As discussed in
                                 Note C, this instrument was paid in full subsequent to year end.

G.  Capital Leases               The Company leases equipment under two capital leases.  The
    Payable                      economic substance of the leases is that the Company is financing the acquisition of the assets through the leases, and, accordingly, they are recorded in the Company's assets and liabilities.  The leases contain a bargain purchase option at the end of the lease term.


                                 The following is an analysis of the leased assets included in property and equipment:
                                                                                                 1996
                                                                                    -----------------
                                 Office furniture and equipment                              $ 72,320
                                 Less accumulated depreciation                                (30,111)
                                                                                    -----------------

                                                                                             $ 42,209
                                                                                    =================

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995


G.  Capital Leases               The following is a schedule by year of future minimum payments
    Payable (continued)          required under the leases together with their present value as of December 31, 1996:


                                 December 31,                                                       Amount
                                 ------------                                                  -----------

                                 1997                                                             $ 23,113
                                 1998                                                               23,968
                                 1999                                                               13,698
                                 2000                                                                3,425
                                                                                                ----------

                                 Total minimum lease payments                                       64,204
                                 Less amount representing interest                                 (12,771)
                                                                                                ----------

                                 Present value of minimum lease payments                            51,433
                                 Less amounts currently payable                                    (16,248)
                                                                                                ----------

                                 Long-term portion                                                $ 35,185
                                                                                                ==========


H.  Commitments And              The Company does not have a secured interest in its accounts
    Contingencies                receivable; however it does have legal recourse for defaulted amounts.  There were no significant receivables from any
                                 single customer at December 31, 1996.


                                 The Company maintains all of its cash deposits at three
                                 financial depository institutions.  The amount of the
                                 accounting loss due to credit risk the Company would incur if the financial depository institution failed would be the cash deposits in excess of the $100,000 amount per depositor that is federally insured.  The amount at risk totalled $18,350 at
                                 December 31, 1996.

                                 Operating Leases

                                 The Company leases office space and equipment under several operating agreements.  Rent expense for the office space and equipment totalled $129,836 and $112,580 for the years ended
                                 December 31, 1996 and 1995, respectively.

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995

H.  Commitments And             Operating Leases (continued)
    Contingencies
                                 At December 31, 1996, future minimum lease payments under
                                 non-cancellable leases having remaining terms in excess of one year are as follows:

                                 December 31,                                             Amount
                                 ------------                                            --------

                                 1997                                               $        117,056
                                 1998                                                        117,052
                                 1999                                                          6,498
                                                                                --------------------

                                                                                    $        240,606
                                                                                ====================

                                 Employee Benefit Plan

                                 The Company sponsors an age-based profit-sharing plan for all employees who meet certain eligibility requirements.  The Company may elect to make discretionary contributions.  Employees are subjected to a five-year vesting schedule. The Company made no contributions to the plan during the previous two fiscal years.

                                 Litigation

                                 The Company is defendant in a number of claims relating to matters arising in the ordinary course of business.  Management contends that the Company has no liability under these claims.  The amount of liability, if any, from the claims cannot be determined with certainty; however, management is of the opinion that the outcome of the claims will not have a material adverse impact on the financial position.  Due to uncertainties in the settlement process, it is at least reasonably possible that management's estimate of the outcome will change within the next year.


I.  Supplemental                 Supplemental information required by Statement of Financial
    Disclosures of Cash          Accounting Standards No. 95, relative to the statement of cash
    Flow Information             flows, is as follows:



                                                                            1996                1995
                                                                ----------------    ----------------

                                 Interest paid                           $81,766             $20,729
                                                                ================    ================

                      Software Manufacturing Group, Inc.
                         Notes to Financial Statements
                          December 31, 1996 and 1995

J.  Note Payable -               The Company has an unsecured note payable to a majority
    Related Party                shareholder of the Company as of December 31, 1996 in the
                                 amount of $260,000.  The note is due on demand and interest is being accrued at 8% per annum.  Total interest paid during
                                 1996 was $14,770.  Interest incurred but not paid at December
                                 31, 1995 was $3,627.  In connection with the merger agreement, the Company issued its stock in payment of this liability to this shareholder subsequent to year end (Note  C).


                                 Amount due to a partnership which shares common ownership was
                                 $842 at December 31, 1996.

                                     OPMS
                 (formerly Software Manufacturing Group, Inc.)
                          (a division of HALIS, Inc.)

                                 Balance Sheet
                               November 30, 1997

                           Assets

Current Assets:
   Cash...............................................................$      998
   Accounts receivable - trade, net of allowance of $25,585...........   486,124
   Other accounts receivable..........................................     5,832
   Prepaid expenses and other current assets..........................    11,919
                                                                      ----------

   Total current assets...............................................   504,873

Property and equipment, net of accumulated depreciation of $39,386....   150,452
Goodwill, net of amortization of $476,253............................. 2,838,871
Capitalized software, net of amortization of $344,518................. 1,383,244
Other assets..........................................................     8,417
                                                                      ----------

Total assets..........................................................$4,885,857
                                                                      ==========

             Liabilities and Divisional Equity

Current liabilities:
   Accounts payable...................................................$  293,978
   Accrued expenses...................................................    68,310
   Deferred revenue...................................................   530,138
   Current portion of long-term debt..................................    19,580
                                                                      ----------

   Total current liabilities..........................................   912,006

Long-term debt, less current portion..................................    17,337
Deferred revenue - noncurrent.........................................   102,800
                                                                      ----------

   Total liabilities ................................................. 1,032,143

Divisional equity .................................................... 3,853,714
                                                                      ----------

Total liabilities and divisional equity...............................$4,885,857
                                                                      ==========


                                     OPMS
                 (formerly Software Manufacturing Group, Inc.)
                          (a division of HALIS, Inc.)

                            Statement of Operations
                        Period Ended November 30, 1997



Net revenues ...............................................$  3,736,344

Cost of revenues ...........................................     911,137
                                                              ----------

Gross profit ...............................................   2,825,207
                                                              ----------

Operating expenses:
   Selling, general and administrative expenses ............   2,205,994
   Depreciation ............................................      33,743
   Amortization ............................................     763,942
                                                              ----------
      Total operating expenses .............................   3,003,679
                                                              ----------

Gross operating (loss) .....................................    (178,472)
                                                              ----------

Other expense (income):
   Interest expense ........................................       2,892
   Other income ............................................      (3,955)
                                                              ----------
      Total other income ...................................      (1,063)
                                                              ----------

Net loss ...................................................$   (177,409)
                                                              ==========




                                     OPMS
                 (formerly Software Manufacturing Group, Inc.)
                          (a division of HALIS, Inc.)

                            Statement of Cash Flows
                        Period Ended November 30, 1997


Cash provided by (used in) operating activities
   Net loss ......................................................................$ (177,409)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization ..............................................   797,685
      Decrease (increase) in:
         Accounts receivable......................................................  (214,053)
         Other accounts receivable ...............................................    (5,832)
         Prepaid expenses and other current assets ...............................     1,378
      Increase (decrease) in:
         Accounts payable ........................................................   140,175
         Accrued expenses ........................................................   (50,202)
         Deferred revenue ........................................................     1,992
                                                                                  ----------
   Net cash provided by operating activities .....................................   493,734
                                                                                  ----------

Cash used in investing activities:
   Additions to capitalized software development costs ...........................   (27,762)
   Net purchases of property and equipment .......................................   (39,838)
                                                                                  ----------
   Net cash used by investing activities .........................................   (67,600)
                                                                                  ----------

Cash used in financing activities:
   Payments on long-term debt (capital leases) ...................................   (14,516)
   Net advances to HALIS, Inc. ...................................................  (508,414)
                                                                                  ----------
   Net cash used in financing activities .........................................  (522,930)
                                                                                  ----------

Net decrease in cash .............................................................   (96,796)

Cash at beginning of period ......................................................    97,784
                                                                                  ----------
Cash at end of period ............................................................$      988
                                                                                  ==========




                                     OPMS
                 (FORMERLY SOFTWARE MANUFACTURING GROUP, INC.)
                          (A DIVISION OF HALIS, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1997



Note 1 - Basis of Presentation

OPMS, a division of HALIS, Inc. ("HALIS"), develops, markets and supports computer software by orthodontic practices throughout the U. S. OPMS had previously been owned and operated by Software Manufacturing Group, Inc. ("SMG") prior to the merger of SMG into HALIS in June 1997. Accordingly, SMG is considered a predecessor company with respect to the OPMS division.

Subject to an asset purchase agreement dated December 31, 1997, the OPMS business unit was acquired by InfoCure Corporation.

The accompanying financial statements provide the unaudited information regarding the financial position, results of operations and cash flows of the OPMS division as of November 30, 1997 and for the nine month period then ended. The assets and liabilities are those specifically identifiable to OPMS. The statement of operations includes allocations of HALIS general and administrative expenses. Management believes that such allocations are reasonable, however, these allocated amounts are not necessarily indicative of expenses that would have been incurred by OPMS on a stand-alone basis.

The accompanying financial statements include all adjustments, consisting primarily of normal recurring accruals, which management believes are necessary for fair presentation of the financial position and results of operations as of and for the period ended November 30, 1997. However, results of operations and cash flows for the interim period are not necessarily indicative of the results to be expected for the full year.

The financial statements of SMG, the predecessor to OPMS, as of December 31, 1996 and for the years ended December 31, 1996 and 1995 are included elsewhere in this filing.

                          Pro Forma Condensed Consolidated Balance Sheet
                                     As of October 31, 1997
                                         (in thousands)
                                           (Unaudited)

                                                                               Pro Forma
                                                        InfoCure      OPMS    Adjustments     Combined
                                                       ---------------------- -------------  ------------
                        ASSETS

Current assets:
  Cash                                                    $   902     $    1    $      (1)[A]   $   902
  Accounts and notes receivable net of allowances           2,353        486          (34)[A]     2,805
  Inventory                                                   313          0            0           313
  Prepaid expenses and other current assets                   994         18           (7)[A]     1,005
                                                       ----------- ---------- -------------  ------------
Total current assets                                        4,562        505          (42)        5,025

Property and equipment, net of depreciation                   999        151            0         1,150
Goodwill, net of amortization                              16,860      2,839       (1,143)[A]    18,556
Deferred acquisition costs                                    189          0            0           189
Capitalized software, net of amortization                   1,460      1,383       (1,233)[A]     1,610
Deferred tax asset                                            905          0            0           905
Other assets                                                  196          8            0           204
                                                       ----------- ---------- -------------  ------------
Total assets                                              $25,171     $4,886    $  (2,418)      $27,639
                                                       =========== ========== =============  ============


         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $   929     $  294    $    (294)[A]   $   929
  Accrued expenses                                          1,473         68          (68)[A]     1,473
  Deferred revenue                                          2,328        633          (48)[A]     2,913
  Currrent portion of long-term debt                        1,256         20            0         1,276
                                                       ----------- ---------- -------------  ------------
Total current liabilities                                   5,986      1,015         (410)        6,591


Long-term debt, less current portion                        5,510         17            0         5,527
Note payable--other                                         -          -            1,846 [B]     1,846
                                                       ----------- ---------- -------------  ------------
  Total liabilities                                        11,496      1,032        1,436        13,964
                                                       ----------- ---------- -------------  ------------


Shareholders' equity
  Common stock, $.001 par value - authorized
    15,000,000 shares; 5,736,937 issued and outstanding         6          0            0             6
  Additional paid-in capitial                              16,528          0            0        16,528
  Accumulated deficit                                      (2,859)         0            0        (2,859)
Net assets of OPMS                                              0      3,854       (3,854)[A]         0
                                                       ----------- ---------- -------------  ------------
Total shareholders' equity                                 13,675      3,854       (3,854)       13,675
                                                       ----------- ---------- -------------  ------------
Total liabilities and shareholders' equity                $25,171     $4,886     $ (2,418)      $27,639
                                                       =========== ========== =============  ============




                             InfoCure Corporation
           Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended January 31, 1997
                     (in thousands, except per share data)
                                  (Unaudited)


                         AMC      Acquisition
                     (Predecessor of Founding    Pro Forma
                       Company)   Businesses    Adjustments [1] Subtotal
                     -------------------------  ------------   ----------

Revenues                   2,495      23,059              0       25,554
Cost of revenues             475       7,156              0        7,631
                      ----------   ----------    ----------    ----------
  Gross profit             2,020      15,903              0       17,923
Operating expenses         2,580      14,905         (2,335)      15,150
                      ----------   ----------    ----------    ----------
  Operating income          (560)        998          2,335        2,773
Other expense (income         77         199            186          462
                      ----------   ----------    ----------    ----------
Income before taxes         (637)        799          2,149        2,311
Taxes (benefit)             (891)        173          1,808        1,090
                      ----------   ----------    ----------    ----------
Net income            $      254   $     626     $      341    $   1,221
                      ==========   ==========    ==========    ==========



                     Acquisition   Pro Forma
                       of OPMS    Adjustments      Total
                     -------------------------  ------------

Revenues                   2,924           0         28,478
Cost of revenues           1,102           0          8,733
                       ----------  ----------    -----------
  Gross profit             1,822           0         19,745
Operating expenses         2,421        (152)[C]     17,419
                       ----------  ----------    -----------
  Operating income          (599)        152          2,326
Other expense (income        106         (16)[D]        552
                       ----------  ----------    -----------
Income before taxes         (705)        168          1,774
Taxes (benefit)             (275)         65 [E]        880
                       ----------  ----------    -----------
Net income             $    (430)  $     103     $      894
                       ==========  ==========    ===========

Pro forma income per share                       $     0.16
                                                 ===========

Shares used in computing pro forma income
  per share                                           5,737
                                                 ===========

See notes to pro forma condensed consolidated financial statements.



                             InfoCure Corporation
           Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended October 31, 1997
                     (in thousands, except per share data)
                                  (Unaudited)


                                Acquisition
                                of Founding
                                 Businesses
                                 and Other      Pro Forma
                      InfoCure  Acquisitions   Adjustments[1] Subtotal
                     -----------------------   ------------   ---------
Revenues                 9,703        9,016             0      18,719
Cost of revenues         2,630        2,456             0       5,086
                      ---------   ---------    -----------   ---------
  Gross profit           7,073        6,560             0      13,633
Operating expenses       6,224        5,534          (464)     11,294
                      ---------   ---------    -----------   ---------
  Operating income         849        1,026           464       2,339
Other expense (income      134          183            20         337
                      ---------   ---------    -----------   ---------
Income before taxes        715          843           444       2,002
Taxes (benefit)            323          175           403         901
                      ---------   ---------    -----------   ---------
Net income                $392         $668           $41      $1,101
                      =========   =========    ===========   =========


                     Acquisition    Pro Forma
                      of OPMS      Adjustments      Total
                     -----------   ------------   ----------

Revenues                 3,236            0         21,955
Cost of revenues           784            0          5,870
                      ---------     ----------    ---------
  Gross profit           2,452            0         16,085
Operating expenses       2,672         (544)[C]     13,422
                      ---------     ----------    ---------
  Operating income        (220)         544          2,663
Other expense (income        2          143 [D]        482
                      ---------     ----------    ---------
Income before taxes       (222)         401          2,181
Taxes (benefit)            (87)         156 [E]        970
                      ---------     ----------    ---------
Net income            $   (135)     $   245       $  1,211
                      =========     ==========    =========

Pro forma income per share                        $   0.21
                                                  =========

Shares used in computing pro forma income
  per share                                          5,737
                                                  =========

See notes to pro forma condensed consolidated financial statements.



                              INFOCURE CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION


InfoCure Corporation ("InfoCure" and together with InfoCure subsidiaries the "Company") was formed on December 3, 1996 to acquire certain healthcare practice management companies in order to offer a comprehensive array of healthcare practice management systems. On July 10, 1997, contemporaneous with the closing of the Company's initial public offering, the Company completed the acquisition of (i) American MedCare Corporation ("AMC")(the "Predecessor Company")(the parent of International Computer solutions, Health Care Division and Millard-Wayne, Inc.); (ii) DR Software, Inc.; (iii) KComp Management Systems, Inc.; and
(iv) Rovak, Inc. AMC acquired Health Care Division effective December 3, 1996 and Millard-Wayne, Inc. effective July 10, 1997. The foregoing acquired companies (except for AMC as the Predecessor Company) are referred to in the condensed consolidated pro forma financial statements as the "Founding Businesses".

The accompanying unaudited condensed consolidated pro forma financial statements are presented to illustrate the effect on the Company's historical results of operations of (i) the acquisition of the Founding Businesses as discussed above;
(ii) the acquisition, effective as of October 1, 1997, of the assets, subject to the assumption of certain liabilities, of Professional On-Line Computers, Inc. (POLCI"); and (iii) the acquisitions, effective as of October 1, 1997, of the capital stock of SoftEasy, Inc. ("SoftEasy") and certain health care assets, subject to the assumption of certain health care liabilities, of Commercial Computers, Inc. ("CCI") (POLCI, SoftEasy and CCI are collectively referred to as the "Other Acquisitions"); and the acquisition, effective December 1, 1997, of the assets of Orthodontic Practice Management System ("OPMS"), formerly a division of HALIS, Inc.

The unaudited condensed consolidated pro forma statements of operations have been prepared as if the acquisitions had been consummated at the beginning of the respective periods presented. The pro forma statement of operations for the year ended January 31, 1997 combines the Company's statement of operations for that period with (i) the respective statements of operations for each of the Founding Businesses for the periods as described in the Company's registration statement on Form SB-2 on file with the Commission; (ii) the respective statements of operations for the Other Acquisitions for the year ended December 31, 1997 as described in the Company's Current Report on Form 8-K, as amended, on file with the Commission and (iii) the statement of operations for Software Manufacturing Group, Inc. ("SMG"), the predecessor of OPMS. The pro forma statement of operations for the nine months ended October 31, 1997 combines the Company's statement of operations for that period with (i) the respective statements of operations for each of the Founding Businesses for the approximate five and one-half month period from January 1, 1997; plus the period from July 10, 1997 (date of acquisition to October 31, 1997 (except for Health Care Division whose results of operations are included for the nine months ended October 31, 1997); (ii) the respective statements of operations for the Other Acquisitions for the approximate eight month period ended August 31, 1997 plus the period from October 1, 1997 (date of acquisition) to October 31, 1997; and (iii) the statement of operations for OPMS for the approximate nine month period ended November 30, 1997.

The unaudited condensed consolidated pro forma balance sheet has been prepared as if the acquisition of OPMS had been consummated as of October 31, 1997. The acquisitions of the Founding Businesses and the Other Acquisitions had previously been consummated as described in documents on file with the Commission.

The pro forma adjustments described in Note 2 below are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma condensed consolidated data presented herein do not purport to represent what the Company's results of operations would actually have been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's results of operations for any future period or the future results of the Company.


NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

     [1] The pro forma adjustments with respect to the Founding Businesses are described in the Company's registration statement on Form SB-2 on file with the Commission. The pro forma adjustments with respect to the Other Acquisitions are described in the Company's Current Report on Form 8-K, as amended, also on file with the Commission.

     [A] To record acquisition of certain assets subject to certain liabilities and the allocation of the $1,845,465 purchase price on the basis of the estimated fair values of the assets acquired and the liabilities assumed. Management continues to study the allocation of purchase prices; upon completion of such study, the allocation may change.

     [B] To reflect anticipated funding under the Company's acquisition line of credit for the OPMS purchase.

     [C] To adjust costs and expenses to reflect the termination of certain personnel and and the changes in the salaries of other personnel specifically provided for in the acquisition and related agreements. To adjust depreciation and amortization to reflect the adjusted bases of OPMS assets. Goodwill resulting from the acquisition will be amortized over a 15 year period.

     [D] To adjust interest expense to reflect the increase in debt in connection with the acquisition.

     [E]  To adjust income tax expense.